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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): August 31, 2006


                             IVOICE TECHNOLOGY, INC.
                             -----------------------
             (Exact name of registrant as specified in its chapter)


 NEW JERSEY                      333-120490                     20-1862731
 (State of                      (Commission                  (I.R.S. Employer
organization)                   File Number)                Identification No.)


      750 HIGHWAY 34, MATAWAN, NJ                                  07747
      ---------------------------                               ----------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:           (732) 441-7700
                                                              --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 26, 2006, Mr. Mahoney's employment agreement was amended whereby his position was revised from Non-executive Chairman to President and Chief Executive Officer. All other terms and conditions remained unchanged. [See Item
5.02 herein]


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On September 26, 2006, the Board of Directors elected Jerome Mahoney as President and Chief Executive Officer of the Company effective August 31, 2006. He remains a member of the Board of Directors.

Jerome Mahoney has served as Non-Executive Chairman of the Board of Directors of the Company since its inception. He has been the President, Chief Executive Officer and a member of the Board of Directors of iVoice, Inc. Matawan, New Jersey since May 21, 1999. Mr. Mahoney is also the Non-Executive Chairman of the Board of Trey Resources, Inc., Livingston, New Jersey and a member of the Board of Directors since January 1, 2002. He serves as Non-Executive Chairman of the Board of Deep Field Technologies, Inc., Matawan, New Jersey and SpeechSwitch, Inc., Matawan, New Jersey, and has held these positions since November 10, 2004. He has served as Non-Executive Chairman of the Board of MM2 Group, Inc., Matawan, New Jersey, since October 19, 2005.

In connection with the assumption of assets and liabilities by iVoice Technology from iVoice, iVoice Technology assumed from iVoice $190,000 of outstanding indebtedness from iVoice to Jerome Mahoney. The debt is subject to a promissory note having substantially the same terms as the terms applicable to the indebtedness from iVoice to Mr. Mahoney. On August 5, 2005, iVoice Technology issued a promissory note in the amount of $190,000 payable to Mr. Mahoney that bears interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of our Class A Common Stock of iVoice Technology calculated by dividing
(x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of our Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of our Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness.

iVoice Technology entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney agreed to serve as iVoice Technology's Non-Executive Chairman of the Board for a term of five years. As consideration, iVoice Technology agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. iVoice Technology also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of our Class B Common Stock at the option of Mr. Mahoney.

In the event Mr. Mahoney's employment agreement is terminated by iVoice Technology for cause or due to Mr. Mahoney's disability or retirement, iVoice Technology will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Mahoney to

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substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company's board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items (1), (2) or (4) above.

As the board of directors consists solely of Mr. Mahoney and Mr. Esser, Mr. Mahoney, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Esser would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Mahoney should be terminated for cause.

In the event Mr. Mahoney's employment agreement is terminated due to Mr. Mahoney's death, iVoice Technology will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney's employment agreement is terminated by iVoice Technology within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of the average amount of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Mahoney's powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with iVoice Technology during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

On April 1, 2005, Mr. Mahoney's employment agreement was amended whereby Mr. Mahoney agreed to accept compensation pursuant to this Employment Agreement in the form of Class B Common Stock, par value $.01 per share, in lieu of cash, for as long as the Board of Directors decides in its sole discretion that the Company does not have the financial resources to pay the Executive in cash.

On May 25, 2005, Mr. Mahoney's employment agreement was amended whereby the language described above related to Mr. Mahoney's termination for cause was revised to require a vote of at least 75% of the disinterested directors, excluding Mr. Mahoney, to make a determination that he may be terminated for cause for the reasons set forth in the agreement.

On July 18, 2005, Mr. Mahoney's employment agreement was amended whereby the language described above related to Mr. Mahoney's agreement to accept Class B Common Stock in lieu of salary was clarified to specify that Mr. Mahoney shall receive one share of Class B Common Stock for each dollar of compensation due and owing Mr. Mahoney.

On September 26, 2006, Mr. Mahoney's employment agreement was amended whereby his position was revised, effective August 31, 2006, from Non-executive Chairman to President and Chief Executive Officer. All other terms and conditions remained unchanged.

Mr. Mahoney replaced Mark Meller as President and Chief Executive Officer. Mr. Meller's employment agreement expired on August 31, 2006 and was not renewed.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.


(d) Exhibits

   10.1 Amendment No. 5 to the Employment Agreement dated August 1, 2004 (the "Employment Agreement"), by and between iVoice Technology, Inc., a New Jersey corporation and Jerome Mahoney.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVOICE TECHNOLOGY, INC,

Date: September 28, 2006               By: /s/ Jerome Mahoney
                                           -------------------------
                                           Jerome Mahoney
                                           President and Chief Executive Officer















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                                INDEX OF EXHIBITS

10.1 Amendment No. 5 to the Employment Agreement dated August 1, 2004 (the "Employment Agreement"), by and between iVoice Technology, Inc., a New Jersey corporation and Jerome Mahoney.